Exhibit 4.1

SUBSIDIARY GUARANTEE

This First Supplemental Indenture, dated as of December 29, 2005 (this “Supplemental Indenture” or “Guarantee”), among GMR Conqueror LLC, GMR Defiance LLC, GMR Honour LLC, GMR Revenge LLC, GMR Strength LLC, GMR Newbuilding 1, LLC, GMR Newbuilding 2, LLC, GMR Newbuilding 3, LLC, GMR Newbuilding 4, LLC, General Maritime Management (Hellas) Ltd., General Maritime Management (UK) LLC, General Maritime Management (Portugal) LLC and General Maritime Management (Portugal) LDA (each a “Guarantor” and together the “Guarantors”), General Maritime Corporation (together with its successors and assigns, the “Company”), each other then existing Subsidiary Guarantor under the Indenture referred to below, and LaSalle Bank National Association, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of March 20, 2003 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $250,000,000 of 10% Senior Notes due 2013 of the Company (the “Securities”);

WHEREAS, Section 3.13 of the Indenture provides that unless such Subsidiary has previously issued a Subsidiary Guarantee which is then in full force and effect, the Company is required to cause each Restricted Subsidiary created or acquired by the Company or one or more of its Restricted Subsidiaries to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis with the other Subsidiary Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on a senior basis; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Securityholder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors, the Company, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE I

Definitions

SECTION 1.1  Defined Terms. As used in this Subsidiary Guarantee, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Securityholders” as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental  Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1  Agreement to be Bound. Each Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. Each Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

SECTION 2.2  Guarantee. Each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations pursuant to Article X of the Indenture on a senior basis.

ARTICLE III

Miscellaneous

SECTION 3.1  Notices. All notices and other communications to each Guarantor shall be given as provided in the Indenture to such Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

SECTION 3.2  Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3  Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4  Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.5  Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.6  Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.7  Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[signature page follows]

                IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

GMR CONQUEROR LLC
GMR DEFIANCE LLC
GMR HONOUR LLC
GMR REVENGE LLC
GMR STRENGTH LLC,
each as a Subsidiary Guarantor

By:	/s/ John C. Georgiopoulos
Name: John C. Georgiopoulos Title: Manager

GMR NEWBUILDING 1, LLC
GMR NEWBUILDING 2, LLC
GMR NEWBUILDING 3, LLC
GMR NEWBUILDING 4, LLC,
each as a Subsidiary Guarantor

By:	General Maritime Corporation,
as Manager of GMR Newbuilding 1, LLC, GMR
Newbuilding 2, LLC, Newbuilding 3, LLC and
Newbuilding 4, LLC

By:	/s/ John C. Georgiopoulos
Name: John C. Georgiopoulos Title: Executive Vice President, Chief Administrative Officer, Treasurer and Secretary

GENERAL MARITIME MANAGEMENT (HELLAS) LTD., as a Subsidiary Guarantor

By:	/s/ Ioannis Papachristopoulos
Name: Ioannis Papachristopoulos Title: President

GENERAL MARITIME MANAGEMENT (UK) LLC, as a Subsidiary Guarantor

By:	/s/ John C. Georgiopoulos
Name: John C. Georgiopoulos Title: Manager

GENERAL MARITIME MANAGEMENT (PORTUGAL) LLC, as a Subsidiary Guarantor

By:	/s/ John C. Georgiopoulos
Name: John C. Georgiopoulos Title: Manager

GENERAL MARITIME MANAGEMENT (PORTUGAL) LDA, as a Subsidiary Guarantor

By:	/s/ John N. Mortsakis
Name: John N. Mortsakis Title: Director

Notice Address for each of the Subsidiary Guarantors: c/o General Maritime Corporation 299 Park Avenue New York, New York 10171-0002 Attention: Chief Executive Officer

LASALLE BANK NATIONAL ASSOCIATION, as the Trustee

By:	/s/ Gregory S. Clarke
Name: Gregory S. Clarke Title: Vice President

GENERAL MARITIME CORPORATION, as the Company

By:	/s/ John C. Georgiopoulos
Name: John C. Georgiopoulos Title: Executive Vice President, Chief Administrative Officer, Treasurer and Secretary

The Existing Subsidiary Guarantors: GENMAR TRADER LTD. GENMAR KENTUCKY LTD. GENMAR WEST VIRGINIA LTD.

By:	/s/ John N. Mortsakis
Name: John N. Mortsakis Title: Director

GMR ADMINISTRATION CORP.

By:	/s/ John C. Georgiopoulos
Name: John C. Georgiopoulos Title: Vice President & Secretary

GENERAL MARITIME MANAGEMENT LLC

By:	/s/ John N. Mortsakis
Name: John N. Mortsakis Title: Manager

GMR ARGUS LLC
GMR ARISTON LLC
GMR BALTIC LLC
GMR CENTAUR LLC
GMR CHALLENGER LLC
GMR CHAMP LLC
GMR ENDURANCE LLC
GMR GULF LLC
GMR HOPE LLC
GMR HORN LLC
GMR KESTREL LLC
GMR LEONIDAS LLC
GMR NESTOR LLC
GMR OCEAN LLC
GMR ORION LLC
GMR PACIFIC LLC
GMR PHOENIX LLC
GMR PRINCESS LLC
GMR PROGRESS LLC

GMR PROMETHEUS LLC
GMR SKY LLC
GMR SPIRIT LLC
GMR SPYRIDON LLC
GMR STAR LLC
GMR TRANSPORTER LLC
GMR TRAVELLER LLC
GMR TRUST LLC
GMR TRADER (LIBERIA) LLC
GMR AGAMEMNON LLC
GMR AJAX, LLC
GMR ALEXANDRA LLC
GMR ALTA LLC
GMR BOSS LLC
GMR COMMANDER LLC
GMR CONSTANTINE LLC
GMR GABRIEL LLC
GMR GEORGE LLC
GMR HARRIET LLC
GMR HECTOR LLC
GMR MACEDON LLC
GMR MALTA LLC
GMR MINOTAUR LLC
GMR PERICLES LLC
GMR SPARTIATE LLC
GMR SUN LLC
GMR ZOE LLC

By:	/s/ John C. Georgiopoulos
Name: John C. Georgiopoulos Title: Manager of each